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                                   EXHIBIT 21

                                  SUBSIDIARIES

                 Name                         Operating Name              Ownership %  State of Incorporation
-----------------------------------  -----------------------------------  -----------  ----------------------
West Bank                                       West Bank                    100%               Iowa

WB Capital Management Inc.                     VMF Capital                   100%               Iowa

West Bancorporation Capital Trust I  West Bancorporation Capital Trust I     100%             Delaware

Investors Management Group, Ltd.                   IMG                       100%               Iowa